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        EXHIBIT 23.2 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, ENGINEERS
                       LAROCHE PETROLEUM CONSULTANTS, LTD.
                             4600 Greenville Avenue
                                    Suite 160
                                  Dallas, Texas
                                    USA 75206
                            Telephone: (214) 363-3337
                               Fax: (214) 363-1608



May 27, 1998





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
USA  20549

Dear Sirs:

Re:  Optima Petroleum Corporation (the "Company")

We consent to the use of excerpts of our engineering report dated December 31, 1997 and the references to our firm's name in the Company's Registration Statement (Form S-4).

Yours truly,

LaRoche Petroleum Consultants, Ltd.



Per:

"William M. Kazmann"



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